UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2010

Resource Capital Corp.
(Exact name of registrant as specified in its chapter)

Maryland	001-32733	20-2287134
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, 12th Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  212-506-3870

712 Fifth Avenue, 10th Floor
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

    On August 17, 2010, Resource Capital Corp. (the “Company”) entered into an amendment (the “Amendment”) to its Amended and Restated Management Agreement dated as of June 30, 2008, by and among the Company, Resource Capital Manager, Inc. (the “Manager”) and Resource America, Inc.

    Pursuant to the Amendment, fees paid by a taxable REIT subsidiary of the Company to employees, agents or affiliates of the Manager with respect to profits of such taxable REIT subsidiary (or any subsidiary thereof) will be deducted from the Company’s quarterly calculation of incentive compensation payable to the Manager.  Additionally, any income taxes payable by a taxable REIT subsidiary of the Company will be excluded from the Company’s calculation of operating earnings.

    The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01.  Financial Statement and Exhibits.

            10.1     Second Amendment to the Amended and Restated Management Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 19, 2010	/s/ David J. Bryant
David J. Bryant
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to the Amended and Restated Management Agreement